ARTICLES OF RESTATEMENT
OF
ALLIED CAPITAL CORPORATION

To the State Department
         of Assessments and Taxation
State of Maryland

         Pursuant to the provisions of Section 2-608 of the Maryland General Corporation Law, Allied Capital Corporation, a Maryland corporation (the “Corporation”), hereby certifies that:

FIRST: The Corporation desires to restate its charter (the “Charter”) as currently in effect.

SECOND: The provisions set forth in these Articles of Restatement following the caption “Restated Articles of Incorporation of Allied Capital Corporation” are all of the provisions of the Charter currently in effect;

THIRD: The restatement of the Charter has been approved by a majority of the entire Board of Directors of the Corporation; and

FOURTH: The Charter is not amended by these Articles of Restatement.

FIFTH: The current address of the principal office of the Corporation in the State of Maryland is: 11 East Chase Street, Baltimore, Maryland, 21202.

SIXTH: The name and address of the current resident agent of the Corporation in the State of Maryland is: CSC Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland, 21202.

SEVENTH: The number of directors of the Corporation is twelve and the names of the directors currently in office are: William L. Walton, Brooks H. Browne, John D. Firestone, Anthony T. Garcia, Lawrence I. Hebert, John I. Leahy, Robert E. Long, Warren K. Montouri, Guy T. Steuart II, T. Murray Toomey, Laura W. van Roijen and George C. Williams, Jr.

RESTATED ARTICLES OF INCORPORATION
OF
ALLIED CAPITAL CORPORATION

         FIRST:           The name of the corporation (hereinafter referred to as the “Corporation”) is: Allied Capital Corporation.

         SECOND:      The purposes for which the Corporation is organized are as follows:

                                A.     To operate under the Small Business Investment Act of 1958, as amended, and the Small Business Act (1958), as amended, in the manner and with the powers and responsibilities, and subject to the limitations provided by, each such Act and the regulations issued by the U.S. Small Business Administration thereunder;

                                B.     To render advice and consulting services to corporations, individuals, partnerships, limited liability companies, business trusts and other business entities, to enter into contracts with any of such entities for the purpose of carrying out such advisory and consulting services; to register as an investment adviser with any agencies and in any jurisdictions; and to do all such other acts as may be related to or incidental to the purposes of an investment adviser, merchant bank or similar financial institution;

                                C.     To purchase, acquire, hold, own, improve, develop, sell, convey, assign, release, mortgage, encumber, use, lease, hire, manage, deal in and otherwise dispose of real property and personal property of every name and nature or any interest therein, improved or otherwise, including stocks and securities of other corporations; to loan money; to take securities for the payment of all sums due the Corporation; to sell, assign and release such securities;

                                D.     To engage in, operate and acquire interests in any kind of business, of whatever nature, which may be permitted by law;

                                E.     To do any act or thing and exercise any power suitable, convenient or proper for the accomplishment of any of the purposes set forth herein or incidental to such purposes, or which at any time may appear conducive to or expedient for the accomplishment of any of such purposes; and

                                F.     To have and exercise any and all powers and privileges now or hereafter conferred by the general laws of the State of Maryland upon corporations formed under such laws.

         The foregoing enumeration of the purposes of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law. The mention of any particular purpose is not intended in any manner to limit or restrict the generality of any other purpose mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by the laws of the State of Maryland upon corporations of a similar character, it being the intention that the purposes set forth in each of the paragraphs of this Article shall, except as otherwise expressly provided, in nowise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this or any other Article of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as purposes; provided, however, that nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power, or do any act which a corporation formed under the general laws of the State of Maryland may not at the time lawfully carry on or do.

         THIRD:         [Intentionally omitted]

         FOURTH:

                                A.     The total number of shares of stock of all classes which the Corporation has the authority to issue is two hundred million (200,000,000) shares of capital stock, with a par value of One-Tenth of One Mil ($0.0001) per share, amounting in aggregate to Twenty Thousand Dollars ($20,000). All of such shares are initially classified as “Common Stock.” The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption or other rights of such shares of stock.

                                B.     The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

                                         (1)       Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock;

                                         (2)       Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable; and

                                         (3)       In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debt and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

                                C.     Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of these Articles of Incorporation, as they may be subsequently be amended, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

                                         (1)       The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of any such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph;

                                         (2)       Whether or not and, if so, the rates, amount and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent, or non-cumulative and as participating or non-participating;

                                         (3)       Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights;

                                         (4)       Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine;

                                         (5)       Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof;

                                         (6)       The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of assets of, the Corporation, which rights may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock;

                                         (7)       Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and if so, the terms and conditions thereof; and

                                         (8)       Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Articles of Incorporation, as they may subsequently be amended.

                                D.     For the purposes hereof and of any Articles Supplementary to these Articles of Incorporation providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or documents), any class or series of stock of the Corporation shall be deemed to rank:

                                         (1)       prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                                         (2)       on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                                         (3)       junior to another class or series as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         FIFTH:          The number of directors of the Corporation shall be in accordance with the provisions of the General Corporation Law of the State of Maryland, which number may be changed pursuant to the provisions set forth in the Bylaws of the Corporation, but shall never be less than the number permitted by law.

         SIXTH:          The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders:

                                A.     The Board of Directors of the Corporation is hereby empowered to authorize and direct the issuance from time to time or at any time or times of the shares of stock of the Corporation of any class, now or hereafter authorized, any options or warrants for such shares permitted by law, any rights to subscribe to or purchase such shares and any other securities of the Corporation, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Bylaws of the Corporation.

                                B.     Unless specifically provided elsewhere herein or in any Articles Supplementary, no holder of shares of stock of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive (i) any shares of stock of the Corporation of any class, now or hereafter authorized, (ii) any options or warrants for such shares permitted by law, (iii) any rights to subscribe to or purchase such shares, or (iv) any other securities of the Corporation which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

                                C.     The Board of Directors of the Corporation is hereby empowered to adopt Bylaw provisions with respect to the indemnification of officers, employees, agents and other persons and to make such other indemnification as they shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

                                D.     The provisions relating to certain special voting requirements set forth in Title 3, Subtitle 6 of the General Corporation Law of the State of Maryland and the provisions relating to certain control shares set forth in Title 3, Subtitle 7 of the General Corporation Law of the State of Maryland shall not be applicable, pursuant to Sections 3-603(a)(iii) and 3-702(b) thereof, respectively, to the shares of the Corporation which are owned by, or which shall in the future be issued to and owned by, any employee stock ownership plan, incentive stock ownership plan or other similar plan established now or in the future for the benefit of the Corporation’s directors, officers, employees or affiliates, and, without limiting the foregoing, none of such shares owned by any such plan shall, for purposes of such subtitles, be aggregated with any shares owned individually by any beneficiaries of any such plan.

                                E.     The Board of Directors of the Corporation is hereby authorized to make, amend, alter, repeal or rescind the Bylaws of the Corporation.

                                F.     The Corporation reserves the right to amend these Articles of Incorporation in any way which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock of the Corporation and substantially adversely affects any of the rights of any of the holders of any outstanding stock of the Corporation.

         SEVENTH:    A.     The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the Investment Company Act of 1940, as amended, or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder, in each case as now or hereafter in force (the “1940 Act”)), including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those making indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment to or repeal of this Article SEVENTH shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                B.     To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and as limited by the 1940 Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment to or repeal of this Article SEVENTH shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         EIGHTH:      The duration of the Corporation shall be perpetual.